Exhibit 99.3

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS
Current assets:
Cash and cash equivalents (note 2)	$5,591,149
Accounts receivable, less allowance for doubtful accounts of $ 17,000	8,843,429
Prepaid expenses	153,150
Inventories	212,477
Due from stockholders (note 9)	3,197,030
Refundable state income taxes	137,813

Total current assets	18,135,048
Property, plant and equipment, net (note 3)	27,928,812
Investments (note 4)	1,250,001

$47,313,861

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$35,989
Accrued expenses	17,447
Deferred income, net	17,111,865

Total current liabilities	17,165,301
Deferred state income taxes (note 8)	645,188
Commitments (notes 7 and 10)
Stockholders’ equity (note 10):
Common stock, no par value; authorized 1,000 shares; issued and outstanding 322 shares	322
Additional paid-in capital	3,099,679
Retained earnings	26,403,371

Total stockholders’ equity	29,503,372

$47,313,861

See accompanying notes.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2007

Revenues:
Ticket sales	$21,564,854
Concession sales	4,362,279
Sponsorships and suite rentals	3,922,406
Television, radio and ancillary media rights	21,311,834
Track rental and racing series, net and competition entry fees	1,187,369
Other	971,550

Total revenues	53,320,292

Expenses (note 7):
Purses and sanctions	14,007,364
Concession costs	2,019,833
Advertising and promotion	2,990,444
Insurance, utilities, property tax and professional fees	1,987,172
Event personnel and standby services	2,757,526
Maintenance	2,328,031
Officers’ compensation	18,920,228
Administrative salaries, sales salaries, payroll taxes and benefits	2,533,930
Office expenses, operating supplies, postage and other	2,238,535
Contributions	1,369,664
Interest	1,063,149
Depreciation and amortization	2,075,499
Consulting and noncompetition fees (note 5)	150,000

Total expenses	54,441,375

Loss before state income taxes	(1,121,083)
State income tax expense (note 8)	79,077

Net loss	$(1,200,160)

See accompanying notes.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

Year Ended December 31, 2007

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholder’s Equity
Balance, December 31, 2006	$322	$3,099,679	$34,103,531	$37,203,532
Net loss	—	—	(1,200,160)	(1,200,160)
Dividends, $20,186 per share	—	—	(6,500,000)	(6,500,000)

Balance, December 31, 2007	$322	$3,099,679	$26,403,371	$29,503,372

See accompanying notes.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2007

Cash flows from operating activities:
Net loss	$(1,200,160)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	2,075,499
Deferred state income taxes	(36,810)
Changes in operating assets and liabilities:
Accounts receivable	(291,099)
Prepaid expenses	422,109
Inventories	(30,844)
State income taxes receivable/payable	(206,020)
Accounts payable	23,242
Accrued expenses	(40,257)
Deferred income	(972,060)

Net cash used by operating activities	(256,400)

Cash flows from investing activities:
Purchase of property, plant and equipment	(364,737)
Due from stockholders	4,059,982

Net cash provided by investing activities	3,695,245

Cash flows from financing activities:
Notes payable, net	7,000,000
Dividends paid	(6,500,000)

Net cash provided by financing activities	500,000

Net increase in cash	3,938,845
Cash and cash equivalents, beginning of year	1,652,304

Cash and cash equivalents, end of year	$5,591,149

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,115,759

Cash paid during the year for state income taxes, net	$321,907

Noncash transactions:

During 2007, certain equipment with a net book value of $27,702 was transferred to a stockholder with the offset being an increase in amounts due from stockholders.

On October 31, 2007, $25,000,000 of notes payable were transferred to the Company’s stockholders with the offset being a reduction in due from stockholders (note 6).

See accompanying notes.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

1.	Business and Industry

New Hampshire Speedway, Inc. (the Company) operates a super motor speedway in Loudon, New Hampshire. Most of the Company’s 2007 revenues were derived from NASCAR sanctioned racing events, including two Nextel Cup car races. NASCAR, in its sole discretion, sanctions Nextel Cup event dates annually. The Company has been awarded two such event dates again for 2008.

The Company is also the sole member of Speedway Aviation, LLC, which was founded in 2003 to own and operate a helicopter used in speedway operations.

As discussed in note 10, the Company was sold to Speedway Motorsports, Inc. on January 11, 2008. As of this date, the Company’s name was changed to New Hampshire Motor Speedway. Also as of this date, Speedway Aviation, LLC was transferred to the former owners of New Hampshire Speedway, Inc.

The historical carrying value of the Company’s assets and liabilities have not been adjusted to reflect the fair values recordable as a result of the acquisition.

2.	Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of New Hampshire International Speedway, Inc. and its wholly-owned subsidiary Speedway Aviation, LLC. All significant intercompany transactions are eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Accounts Receivable

Accounts receivable are carried net of an allowance for doubtful accounts, as determined by management after considering the nature and circumstances of past due accounts. Accounts are charged off when deemed uncollectible.

Inventories

Inventories are stated at the lower of cost, determined on the first-in, first-out basis, or market.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

2.	Significant Accounting Policies (Continued)

Property, Plant and Equipment

Property, plant and equipment, including improvements, are stated at cost.

Depreciation is provided using the straight-line method over the estimated useful life of the asset as follows:

Buildings and grandstands	30 – 39 years
Facility	15 – 30 years
Equipment	5 – 10 years

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and repurchase agreements at one bank. The bank balances at December 31, 2007 were $5,658,608, of which $5,385,563 was collateralized by the securities underlying a repurchase agreement. The remainder of the bank balances exceeded FDIC insurance limits by $173,045 at December 31, 2007.

Advertising Costs

The Company expenses costs of advertising in the accounting period in which the costs are incurred.

Admission and Deferred Income

Admission income and all race-related revenue are recorded as earned upon completion of an event. Advance ticket sales and all race-related revenue with respect to future events are deferred until earned.

3.	Property, Plant and Equipment

At December 31, 2007, property, plant and equipment consisted of the following:

Land	$3,494,634
Facility	17,111,414
Buildings and grandstands	26,342,554
Equipment	4,394,188
Helicopter	1,887,547

53,230,337
Less accumulated depreciation	25,301,525

$27,928,812

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

4.	Investments

Since 1996, the Corporation has owned a 50% ownership interest in the stock of North Wilkesboro Speedway, Inc. Speedway Motorsports, Inc. owns the other 50% (note 10). The co-owners of North Wilkesboro Speedway, Inc. have partially liquidated the Company and the investment is carried at management’s estimate of the future proceeds of liquidation of $1,250,000 at December 31, 2007. The investee company has no significant operations and its assets consist primarily of real estate.

5.	Noncompetition Agreements

On January 2, 1996, the Corporation acquired a noncompetition agreement for twelve years from an employee of North Wilkesboro Speedway, Inc. payable $150,000 commencing January 15, 1996 and annually thereafter for the next eleven years without interest. The last payment was made during 2007.

6.	Notes Payable

Through October 31, 2007, the Company had notes payable to a bank under an available $25,000,000 line of credit. Outstanding borrowings required interest payments at a variable rate and were secured by accounts receivable, certain assets of a stockholder and the personal guarantees of the stockholders. On October 31, 2007, all outstanding amounts owed ($25,000,000) were transferred to the stockholders and the Company was released from any obligation under the line. The Company’s associated pledged collateral was concurrently released.

7.	Commitments

The Company has entered into a lease of 58 golf carts for $53,970 per year through November 2009. The related expense is included in maintenance expense.

In 2007, the Company paid discretionary bonuses to employees of approximately $1,300,000.

8.	Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal tax purposes. Accordingly, current earnings are reported directly by the stockholders and no federal income taxes related to earnings are payable by the Company. The State of New Hampshire continues to tax the Corporation’s taxable earnings.

NEW HAMPSHIRE SPEEDWAY, INC.

(d/b/a New Hampshire International Speedway)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2007

8.	Income Taxes (Continued)

State income tax expense (benefit) for the year ended December 31, 2007 is as follows:

Current	$115,887
Deferred	(36,810)

Total	$79,077

Deferred state income taxes relate primarily to temporary differences between the amounts used for depreciation and the amortization of noncompetition agreements for financial reporting purposes and income tax purposes.

9.	Due from Stockholders

Due from stockholders represent noninterest bearing advances. Amounts due from stockholders were reduced significantly during 2007 and all remaining amounts due were paid by January 10, 2008, in preparation for the sale of the Company to Speedway Motorsports, Inc. (See note 10 for further information). Accordingly, such amounts have been classified as a current asset in the accompanying December 31, 2007 consolidated balance sheet.

10.	Subsequent Event – Sale of New Hampshire Speedway, Inc.

On October 30, 2007, the stockholders of New Hampshire Speedway, Inc. entered into a Stock Purchase Agreement with Speedway Motorsports, Inc. (SMI). Under the agreement, the stockholders agreed to sell 100% of their stock to SMI for a purchase price significantly in excess of the Company’s net stockholders’ equity. As provided in the agreement, the Company transferred Speedway Aviation, LLC (whose assets consisted primarily of a helicopter with a net carrying value of approximately $400,000) to the Company’s stockholders in early January 2008. Amounts due from stockholders were also repaid (note 9). The closing of the transaction took place on January 11, 2008. At that time, all shares of the Company’s stock were sold to, and the Company became a wholly-owned subsidiary of, SMI. SMI then changed the name of the Company to New Hampshire Motor Speedway. No adjustments to carrying values of assets or liabilities necessitated by this transaction have been reflected in these financial statements.